UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 20, 2006

TRUMP ENTERTAINMENT RESORTS, INC.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

Delaware

Delaware

(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
33-90786	13-3818407
33-90786-01	13-3818405
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-6515

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4 (c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on December 26, 2005, Keystone Redevelopment Partners, LLC (“Keystone”), an indirect majority-owned subsidiary of Trump Entertainment Resorts, Inc. (the “Company”) and TER Management Co., LLC (“TER Management”), an indirect wholly-owned subsidiary of the Company, entered into a management agreement (the “Management Agreement”) in connection with the pursuit of one of the two Philadelphia Category 2 gaming licenses (the “Licenses”) to be issued by the Gaming Control Board of the Commonwealth of Pennsylvania (the “Gaming Board”). Pursuant to the Management Agreement, Keystone engaged TER Management as its exclusive agent to manage and operate a gaming and entertainment facility if Keystone was awarded one of the Licenses.

As previously reported, on December 26, 2005, Trump Entertainment Resorts Holdings, L.P. (“TER Holdings”), a direct and wholly-owned subsidiary of the Company, entered into a Trade Name and Trademark License Agreement (the “License Agreement”) with Keystone. The License Agreement was entered into in connection with the pursuit by Keystone of one of the Licenses. Pursuant to the License Agreement, TER Holdings, which holds the exclusive right to use the name “Trump” for Casino Services and Products (as defined in the License Agreement), licensed the name “Trump” to Keystone for use in connection with the operation of a gaming and entertainment facility if Keystone was awarded one of the Licenses.

As previously reported, on July 7, 2006, Keystone and Tasty Baking Company (“TBC”), entered into an Option Agreement (the “Option Agreement”), pursuant to which TBC granted Keystone the sole and exclusive right to purchase (the “Purchase Option”) an approximate 12-acre parcel of land located at the intersection of Fox Street and Roberts Avenue in Philadelphia, Pennsylvania known as 3413 Fox Street, owned by TBC (the “Property”) in consideration of $1.6 million paid by Keystone to TBC. The Property would have been used for a gaming and entertainment facility if Keystone was awarded one of the Licenses. Subject to the terms and conditions of the Option Agreement, Keystone could exercise the Purchase Option or terminate the Option Agreement at any time during the term of the Option Agreement by providing written notice thereof to TBC.

On December 20, 2006, the Gaming Board awarded the Licenses to two entities other than Keystone. On December 20, 2006, the Management Agreement and the License Agreement each terminated in accordance with their respective terms because the Licenses were granted to two entities other than Keystone. There are no termination penalties payable by either party upon the termination of the Management Agreement or the License Agreement. On December 26, 2006, Keystone provided notice of termination of the Option Agreement to TBC. There are no termination penalties payable by either party upon the termination of the Option Agreement.

ITEM 7.01 REGULATION FD DISCLOSURE.

The information set forth under this Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. Attached as Exhibit 99.1 hereto is a press release issued by the Company on December 20, 2006 which is incorporated by reference to this Item 7.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release issued by the Company on December 20, 2006

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Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2006

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Executive Vice President and Secretary

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Executive Vice President and Secretary

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Robert M. Pickus
Name:	Robert M. Pickus
Title:	Executive Vice President and Secretary

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EXHIBIT INDEX

No.	Description

99.1	Press Release issued by the Company on December 20, 2006

4